Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in Registration Statements on Form S-3 (333-283995) and Form S-8 (333-248081) of our report dated March 24, 2026, with respect to the financial statements of Invocon, Inc. for the year ended December 31, 2024, included in this Current Report on Form 8-K, filed with the Securities and Exchange Commission.

/s/ GRASSI & Co., CPAs, P.C.
Jericho, New York
March 24, 2026